UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2008

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2007 Cash Bonuses

On February 12, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cabela’s Incorporated (the “Company”) (i) assessed the performance of the Company with respect to the pre-established corporate financial objectives for fiscal 2007, (ii) assessed the individual performance of the Company’s executive officers and compared actual fiscal 2007 individual performance to the pre-determined individual performance goals, and (iii) determined the fiscal 2007 cash bonuses payable under the Company’s Restated Bonus Plan for the following executive officers of the Company (the “named executive officers”): Dennis Highby, President and Chief Executive Officer; Ralph W. Castner, Vice President and Chief Financial Officer; Patrick A. Snyder, Senior Vice President of Merchandising, Marketing, and Retail Operations; Michael Callahan, Senior Vice President of Business Development and International Operations; and Brian J. Linneman, Senior Vice President of Global Supply Chain and Operations.  Each of Messrs. Highby, Castner, Snyder, Callahan, and Linneman are employed “at will.”  Fiscal 2007 cash bonuses for the named executive officers will be payable in March 2008.  The amounts of the fiscal 2007 cash bonuses will be reported in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders.

Fiscal 2008 Base Salaries

On February 12, 2008, the Compensation Committee established fiscal 2008 base salaries for the named executive officers.  Fiscal 2008 base salaries, effective March 16, 2008, for the named executive officers will be as follows:  Mr. Highby, $721,924; Mr. Castner, $388,125; Mr. Snyder, $475,000; Mr. Callahan, $429,955; and Mr. Linneman, $400,000.

Adoption of Cabela’s Incorporated Performance Bonus Plan

On February 12, 2008, the Company adopted the Cabela’s Incorporated Performance Bonus Plan (the “Performance Bonus Plan”).  The Company’s named executive officers are eligible to participate in the Performance Bonus Plan.  The Performance Bonus Plan is generally administered by the Compensation Committee.  In addition, the Board of Directors may select another committee composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”)) to administer the Performance Bonus Plan.  The Performance Bonus Plan generally provides for the grants of awards, as determined by the Compensation Committee, to a participant based on that participant’s level of attainment of certain specified performance goals during a specified performance period.

            With respect to awards intended to qualify as performance-based compensation for purposes of Section 162(m), the applicable performance goals will be based on objective performance criteria established in advance by the Compensation Committee that are measured in terms of one or more of the following objectives:  (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings (before or after taxes); (iii) net income (before or after taxes); (iv) operating income before or after depreciation and amortization (and including or excluding capital expenditures); (v) operating income (before or after taxes); (vi) operating profit (before or after taxes); (vii) book value; (viii) earnings per share (before or after taxes); (ix) market share; (x) return measures (including, but not limited to, return on capital, invested capital, assets, equity); (xi) margins; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) comparable or same store sales; (xiv) sales or product volume growth; (xv) productivity improvement or operating efficiency; (xvi) costs or expenses; (xvii) shareholders’ equity; (xviii) revenues or sales; (xix) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (xx) revenue-generating unit-based metrics; (xxi) expense targets; (xxii) individual performance objectives; (xxiii) working capital targets; (xxiv) measures of economic value added; (xxv) inventory control; or (xxvi) enterprise value.  The foregoing performance criteria may relate to the Company, one or more of its affiliates, or one or more of its or their divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine.

 The Compensation Committee will establish for each performance period a maximum award (and, if the Compensation Committee deems appropriate, a floor, threshold, and/or target award) and goals relating to Company, subsidiary, divisional, departmental, and/or functional performance for each participant.  Awards will be earned by each participant based upon the level of attainment of his or her goals during the applicable performance period; provided that the Compensation Committee may reduce the amount of any award in its sole and absolute discretion.  As soon as practicable after the end of the applicable performance period, the Compensation Committee will determine the level of attainment of the goals for each participant and the award to be made to each participant.  Awards earned during any performance period will be paid as soon as practicable following the end of such performance period and the determination of the amount thereof will be made by the Compensation Committee.  Payment of bonus awards will be made in the form of cash.

No award intended to qualify as performance-based compensation for purposes of Section 162(m) may be paid pursuant to the Performance Bonus Plan unless and until the shareholders of the Company have approved the Performance Bonus Plan in a manner which complies with the shareholder approval requirements of Section 162(m); and no such award will be paid until the Compensation Committee has certified the level of attainment of the applicable performance criteria. The maximum amount of an award that is intended to qualify as performance-based compensation for purposes of Section 162(m) to a single participant shall not exceed $5,000,000.

The foregoing description of the Performance Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Performance Bonus Plan, a copy of which is filed as Exhibit 10 hereto and incorporated herein by reference.

Fiscal 2008 Cash Bonus Opportunities

On February 12, 2008, the Compensation Committee set the targets and performance criteria for the fiscal 2008 cash bonus opportunities for the named executive officers.  These targets and performance criteria were set pursuant to the Performance Bonus Plan.  The following table sets forth the floor, threshold, target, and maximum cash bonus opportunity for each of the named executive officers for fiscal 2008.

	Floor Bonus	Threshold Bonus	Target Bonus	Maximum Bonus

Dennis Highby	$500,000	$1,000,000	$2,000,000	$3,000,000
Ralph W. Castner	$125,000	$250,000	$500,000	$750,000
Patrick A. Snyder	$166,250	$332,500	$665,000	$997,500
Michael Callahan	$150,000	$300,000	$600,000	$900,000
Brian J. Linneman	$140,000	$280,000	$560,000	$840,000

For fiscal 2008, each named executive officer’s cash bonus opportunity is based upon the achievement of performance criteria relating to earnings per share and comparable store sales.  The fiscal 2008 weightings of the performance criteria are as follows:  75% earnings per share and 25% comparable store sales.  The named executive officers will receive no fiscal 2008 cash bonuses for achievement of the performance criteria unless the earnings per share floor is met.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10	Cabela’s Incorporated Performance Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: February 19, 2008	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10	Cabela’s Incorporated Performance Bonus Plan